Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Date: November 4, 2013
From: Jeffrey T. Bowman
Chief Executive Officer                                 ____________________________________________________________________________________________
Crawford & Company Reports 2013 Third Quarter Results
Affirms Full-Year EPS Guidance

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2013.

Third Quarter Financial Highlights

•	Americas segment revenues increase 12%

•	Broadspire segment revenues increase 6%

•	Diluted earnings per CRDB share of $0.24, down from $0.33 in 2012

•	Company affirms and updates certain aspects of its full-year guidance

Consolidated Results
Third quarter 2013 consolidated revenues before reimbursements totaled $293.3 million, a decrease of 3% from $302.1 million in the 2012 third quarter. Third quarter 2013 net income attributable to shareholders of Crawford & Company was $13.4 million, decreasing 26% from $18.2 million in the 2012 third quarter. Third quarter 2013 diluted earnings per share were $0.25 for CRDA and $0.24 for CRDB, compared with diluted earnings per share of $0.33 for both CRDA and CRDB in the prior-year quarter.

Consolidated operating earnings, a non-GAAP financial measure, totaled $26.3 million in the 2013 third quarter, decreasing 20% from $33.0 million in the 2012 third quarter.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Balance Sheet and Cash Flow
Crawford & Company's consolidated cash and cash equivalents position as of September 30, 2013 totaled $51.1 million compared with $71.2 million at December 31, 2012 and $66.4 million at September 30, 2012.

The Company used $9.5 million of cash in operations during the first nine months of 2013, compared with cash provided by operations of $10.3 million during the first nine months of 2012, reflecting an increase in working capital during 2013.

Management's Comments
Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "Our third quarter 2013 consolidated operating earnings were in line with our expectations although they declined from last year’s third quarter figures. The reported decline in revenues was due to anticipated decreases in our EMEA/AP and Legal Settlement Administration segment results, as we are winding down two significant special projects within these operations. These results were partially offset by improved performance in our Americas and Broadspire operations.

"The Americas segment saw the benefit of activity from an increase in weather-related claims in our Canadian market during the 2013 third quarter. This helped generate solid year-over-year improvement in this segment, with the quarter producing a 10% operating margin driven by the increased claim activity.

"In the Broadspire segment, we saw a continued improvement in operating profitability during the 2013 third quarter. We are pleased with the progress being made in this important business segment, which is reporting positive operating earnings year-to-date and is more than $5.0 million ahead of last year at this time. We continue to be focused on driving ongoing operating improvements in Broadspire and remain optimistic that we will show sustained operating profitability as we close 2013.

"We expected our EMEA/AP segment results to show a decline during the current quarter as compared to the 2012 period, when we were more heavily engaged in the ongoing handling of claims arising from the 2011 catastrophic flood losses in Thailand. We are finalizing the remaining claims associated with this special project and this is reflected in the current quarter’s lower operating results.

"Our Legal Settlement Administration segment continued to be engaged responding to the Deepwater Horizon class action settlement project, as well as a number of other class action and bankruptcy matters. We are engaged in administering a meaningful amount of non-Gulf related work, which is a positive in this business segment. We expect operating activity in this segment to taper for the remainder of 2013, as the Gulf-related work continues to wind down."

Mr. Bowman concluded, "We were pleased to see more balanced consolidated operating results during the 2013 third quarter, as all of our segments produced positive operating earnings. We our driving our Company to create long-term shareholder value and see our results thus far this year as evidence of this. Based on our outlook for the remainder of the year, we are affirming and updating certain aspects of our annual guidance for the full year 2013."

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Segment Results
Certain marketing functions that were previously included in each segment are now included in our corporate administrative costs and allocated back to the segments. The results of prior periods have been revised to conform to the current presentation.

Americas
Americas revenues before reimbursements increased 12%, to $95.9 million in the third quarter of 2013, compared with $85.9 million in the 2012 third quarter. Operating earnings improved from $6.5 million in the 2012 third quarter to $9.7 million in the 2013 third quarter, representing an operating margin of 8% and 10% in the 2012 and 2013 periods, respectively. Changes in foreign exchange rates reduced our Americas revenues in the third quarter of 2013 compared with the prior year period by approximately 2%, but had a negligible impact on operating earnings.

EMEA/AP
Third quarter 2013 revenues before reimbursements for the EMEA/AP segment totaled $84.0 million, a 12% decrease from $95.9 million in the 2012 third quarter. EMEA/AP operating earnings were $4.3 million in the 2013 third quarter, a decrease of 67% from 2012 third quarter operating earnings of $13.0 million. The operating margin decreased from 14% in the 2012 period to 5% in the 2013 period. Changes in foreign exchange rates reduced our EMEA/AP revenues in the third quarter of 2013 compared with the prior year period by approximately 2%, but had a negligible impact on operating earnings.

Broadspire
Broadspire segment revenues before reimbursements were $63.3 million in the 2013 third quarter, increasing 6.0% compared with $59.8 million in the 2012 third quarter. Broadspire recorded operating earnings of $1.9 million in the 2013 third quarter, representing an operating margin of 3%, compared with an operating loss of $0.2 million in the 2012 third quarter.

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $50.1 million in the 2013 third quarter, compared with $60.6 million in the 2012 third quarter. Operating earnings were $10.2 million in the 2013 third quarter, decreasing 35% from $15.6 million in the 2012 third quarter, with the related operating margin decreasing from 26% in the 2012 period to 20% in the 2013 period. The segment's awarded project backlog approximated $117.0 million at September 30, 2013, compared with $118.0 million at September 30, 2012.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

2013 Guidance
Crawford & Company is affirming and updating certain aspects of its full year 2013 guidance as follows:

•	Consolidated revenues before reimbursements between $1.13 and $1.15 billion.

•	Consolidated operating earnings between $95.0 and $99.0 million.

•	Consolidated cash provided by operating activities between $50.0 and $55.0 million.

•	Consolidated net income attributable to shareholders of Crawford & Company on a GAAP basis between $51.5 and $54.0 million, or $0.90 to $0.95 diluted earnings per CRDB share.

To a significant extent, Crawford's business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
Crawford & Company's management will host a conference call with investors on Monday, November 4, 2013 at 3:00 p.m. EST to discuss third quarter 2013 results. The call will be recorded and available for replay through November 18, 2013. You may dial 1-855-859-2056 (404-537-3406 international) to listen to the replay. The access code is 87285900. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of income.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings (loss) including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis is presented below.

Unallocated corporate and shared costs and credits represent expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments but are included in our financial performance measure of consolidated operating earnings.

Income tax expense, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our consolidated or segment operating earnings (loss) because they are managed on a corporate-wide basis. Income tax expense is calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and varies significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment’s operating activities on a consistent basis.

Special charges and credits may arise from events (such as expenses related to restructurings, losses on subleases, etc.) that are not allocated to any particular segment since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Following is a reconciliation of segment and consolidated operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended				Nine months ended
	September 30, 2013	% Margin	September 30, 2012	% Margin	September 30, 2013	% Margin	September 30, 2012	% Margin
Operating Earnings (Loss):
Americas	$9,718	10%	$6,534	8%	$17,355	7%	$7,429	3%
EMEA/AP	4,272	5%	12,954	14%	19,486	8%	30,267	11%
Broadspire	1,884	3%	(202)	—%	4,475	2%	(573)	—%
Legal Settlement Administration	10,171	20%	15,639	26%	38,714	23%	42,114	25%
Unallocated corporate and shared costs and credits, net	275	—%	(1,966)	(1)%	(5,355)	(1)%	(7,930)	(1)%
Consolidated Operating Earnings	26,320	9%	32,959	11%	74,675	8%	71,307	8%
Deduct:
Net corporate interest expense	(1,519)	(1)%	(2,229)	(1)%	(4,762)	(1)%	(6,785)	(1)%
Stock option expense	(279)	—%	(77)	—%	(652)	—%	(322)	—%
Amortization expense	(1,593)	(1)%	(1,546)	(1)%	(4,783)	(1)%	(4,744)	(1)%
Special charges	—	—%	(333)	—%	—	—%	(2,794)	—%
Income taxes	(9,221)	(3)%	(10,237)	(3)%	(24,221)	(3)%	(21,213)	(2)%
Net income attributable to non-controlling interests	(303)	—%	(322)	—%	(105)	—%	(744)	—%
Net income attributable to shareholders of Crawford & Company	$13,405	5%	$18,215	6%	$40,152	5%	$34,705	4%

Further information regarding the Company's financial position, operating results, and cash flows for the quarter and nine months ended September 30, 2013 is shown on the attached unaudited condensed consolidated financial statements.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford System of Claims Solutions® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.

Earnings per share may be different between CRDA and CRDB due to the payment of a higher per share dividend on CRDA than CRDB, and the impact that has on the earnings per share calculation according to generally accepted accounting principles. References in this release are generally only to CRDB, as that presents a more dilutive measure.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2013	2012	% Change

Revenues:

Revenues Before Reimbursements	$293,338	$302,136	(3)%
Reimbursements	20,118	22,110	(9)%
Total Revenues	313,456	324,246	(3)%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	212,375	212,479	—%
Reimbursements	20,118	22,110	(9)%
Total Costs of Services	232,493	234,589	(1)%

Selling, General, and Administrative Expenses	56,702	59,211	(4)%
Corporate Interest Expense, Net	1,519	2,229	(32)%
Special Charges	—	333	nm
Total Costs and Expenses	290,714	296,362	(2)%

Other Income	187	890	(79)%

Income before Income Taxes	22,929	28,774	(20)%
Provision for Income Taxes	9,221	10,237	(10)%

Net Income	13,708	18,537	(26)%

Less: Net Income Attributable to Noncontrolling Interests	303	322	(6)%

Net Income Attributable to Shareholders of Crawford & Company	$13,405	$18,215	(26)%

Earnings Per Share - Basic:
Class A Common Stock	$0.25	$0.34	(26)%
Class B Common Stock	$0.24	$0.33	(27)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.25	$0.33	(24)%
Class B Common Stock	$0.24	$0.33	(27)%

Cash Dividends Per Share:
Class A Common Stock	$0.05	$0.04	25%
Class B Common Stock	$0.04	$0.03	33%

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Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2013	2012	% Change

Revenues:

Revenues Before Reimbursements	$878,566	$863,736	2%
Reimbursements	68,144	66,872	2%
Total Revenues	946,710	930,608	2%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	638,049	625,001	2%
Reimbursements	68,144	66,872	2%
Total Costs of Services	706,193	691,873	2%

Selling, General, and Administrative Expenses	174,077	173,967	—%
Corporate Interest Expense, Net	4,762	6,785	(30)%
Special Charges	—	2,794	nm
Total Costs and Expenses	885,032	875,419	1%

Other Income	2,800	1,473	90%

Income Before Income Taxes	64,478	56,662	14%
Provision for Income Taxes	24,221	21,213	14%

Net Income	40,257	35,449	14%

Less: Net Income Attributable to Noncontrolling Interests	105	744	(86)%

Net Income Attributable to Shareholders of Crawford & Company	$40,152	$34,705	16%

Earnings Per Share - Basic:
Class A Common Stock	$0.75	$0.65	15%
Class B Common Stock	$0.72	$0.62	16%

Earnings Per Share - Diluted:
Class A Common Stock	$0.74	$0.65	14%
Class B Common Stock	$0.71	$0.62	15%

Cash Dividends Per Share:
Class A Common Stock	$0.13	$0.10	30%
Class B Common Stock	$0.10	$0.07	43%

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Three Months Ended September 30,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change	2013	2012	Change

Revenues Before Reimbursements	$95,879	$85,879	12%	$84,007	$95,876	(12)%	$63,323	$59,759	6%	$50,129	$60,622	(17)%

Compensation & Benefits	57,245	51,644	11%	55,401	58,278	(5)%	32,915	32,097	3%	21,071	21,749	(3)%
% of Revenues Before Reimbursements	60%	60%		66%	61%		52%	54%		42%	36%

Expenses Other than Reimbursements, Compensation & Benefits	28,916	27,701	4%	24,334	24,644	(1)%	28,524	27,864	2%	18,887	23,234	(19)%
% of Revenues Before Reimbursements	30%	32%		29%	26%		45%	47%		38%	38%

Total Operating Expenses	86,161	79,345	9%	79,735	82,922	(4)%	61,439	59,961	2%	39,958	44,983	(11)%

Operating Earnings (Loss) (1)	$9,718	$6,534	49%	$4,272	$12,954	(67)%	$1,884	$(202)	nm	$10,171	$15,639	(35)%
% of Revenues Before Reimbursements	10%	8%		5%	14%		3%	—%		20%	26%

Nine Months Ended September 30,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change	2013	2012	Change

Revenues Before Reimbursements	$262,757	$240,978	9%	$259,189	$271,486	(5)%	$186,888	$180,112	4%	$169,732	$171,160	(1)%

Compensation & Benefits	162,147	153,561	6%	169,313	167,187	1%	96,937	98,426	(2)%	64,076	63,773	—%
% of Revenues Before Reimbursements	62%	64%		65%	62%		52%	55%		38%	37%

Expenses Other than Reimbursements, Compensation & Benefits	83,255	79,988	4%	70,390	74,032	(5)%	85,476	82,259	4%	66,942	65,273	3%
% of Revenues Before Reimbursements	32%	33%		27%	27%		46%	46%		39%	38%

Total Operating Expenses	245,402	233,549	5%	239,703	241,219	(1)%	182,413	180,685	1%	131,018	129,046	2%

Operating Earnings (Loss) (1)	$17,355	$7,429	134%	$19,486	$30,267	(36)%	$4,475	$(573)	nm	$38,714	$42,114	(8)%
% of Revenues Before Reimbursements	7%	3%		8%	11%		2%	—%		23%	25%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income tax expense, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, and certain unallocated corporate and shared costs and credits. See pages 4-6 for additional information about segment operating earnings (loss).

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Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2013 and December 31, 2012
(In Thousands, Except Par Values)

	Unaudited	*
	September 30,	December 31,
	2013	2012
ASSETS

Current Assets:
Cash and Cash Equivalents	$51,141	$71,157
Accounts Receivable, Net	201,880	164,708
Unbilled Revenues, at Estimated Billable Amounts	122,340	124,881
Prepaid Expenses and Other Current Assets	26,114	26,019
Total Current Assets	401,475	386,765

Property and Equipment	150,087	155,359
Less Accumulated Depreciation	(107,864)	(109,312)
Net Property and Equipment	42,223	46,047

Other Assets:
Goodwill	132,400	131,995
Intangible Assets Arising from Business Acquisitions, Net	83,489	89,027
Capitalized Software Costs, Net	70,197	67,299
Deferred Income Tax Assets	93,643	99,288
Other Noncurrent Assets	22,679	24,402
Total Other Assets	402,408	412,011

Total Assets	$846,106	$844,823

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$32,717	$13,275
Accounts Payable	46,462	54,975
Accrued Compensation and Related Costs	80,871	103,552
Self-Insured Risks	12,911	14,120
Income Taxes Payable	13,483	4,357
Deferred Income Taxes	15,003	16,267
Deferred Rent	16,270	16,946
Other Accrued Liabilities	39,197	37,465
Deferred Revenues	55,186	56,379
Current Mandatory Contributions Due to Pension Plan	17,700	18,862
Current Installments of Long-Term Debt and Capital Leases	884	838
Total Current Liabilities	330,684	337,036

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	151,931	152,293
Deferred Revenues	26,933	26,438
Self-Insured Risks	13,821	13,893
Accrued Pension Liabilities, Less Current Mandatory Contributions	123,833	146,762
Other Noncurrent Liabilities	23,944	26,602
Total Noncurrent Liabilities	340,462	365,988

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,999	29,335
Class B Common Stock, $1.00 Par Value	24,690	24,690
Additional Paid-In Capital	37,858	35,550
Retained Earnings	278,310	246,105
Accumulated Other Comprehensive Loss	(203,400)	(199,481)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	167,457	136,199
Noncontrolling Interests	7,503	5,600
Total Shareholders’ Investment	174,960	141,799

Total Liabilities and Shareholders' Investment	$846,106	$844,823
* Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2013 and September 30, 2012
Unaudited
(In Thousands)

	2013	2012
Cash Flows From Operating Activities:
Net Income	$40,257	$35,449
Reconciliation of Net Income to Net Cash (Used In) Provided By Operating Activities:
Depreciation and Amortization	24,977	24,510
Stock-Based Compensation	2,464	2,267
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(40,189)	(17,764)
Unbilled Revenues, Net	(1,238)	(29,867)
Accrued or Prepaid Income Taxes	10,091	12,107
Accounts Payable and Accrued Liabilities	(31,735)	(2,713)
Deferred Revenues	(358)	3,888
Accrued Retirement Costs	(17,057)	(16,064)
Prepaid Expenses and Other Operating Activities	3,296	(1,486)
Net Cash (Used In) Provided By Operating Activities	(9,492)	10,327

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(8,300)	(10,524)
Proceeds from Disposals of Property and Equipment	—	47
Capitalization of Computer Software Costs	(11,790)	(12,408)
Payments for Business Acquisitions, Net of Cash Acquired	(2,515)	—
Net Cash Used In Investing Activities	(22,605)	(22,885)

Cash Flows From Financing Activities:
Cash Dividends Paid	(6,358)	(4,693)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(880)	(896)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	1,712	493
Repurchases of Common Stock	(1,913)	(567)
Increases in Short-Term Borrowings	79,160	48,345
Payments on Short-Term Borrowings	(57,200)	(32,182)
Payments on Capital Lease Obligations	(607)	(6,496)
Other Financing Activities	(227)	(466)
Net Cash Provided By Financing Activities	13,687	3,538

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(1,606)	(2,204)
Decrease in Cash and Cash Equivalents	(20,016)	(11,224)
Cash and Cash Equivalents at Beginning of Year	71,157	77,613
Cash and Cash Equivalents at End of Period	$51,141	$66,389